Exhibit 4.4

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[Class of US Note]
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Registered                          CUSIP No:
No. R-                              ISIN No.:
                                    Common Code:


Unless this [Class of US Note] is presented by an authorised representative of The Depository Trust Company, a New York corporation, ("DTC") to the Issuer Trustee (as defined below) or its agent for registration of transfer, exchange or payment, and any [Class of US Note] issued is registered in the name of [name of nominee] or in such other name as is requested by an authorised representative of DTC (and any payment is made to [name of nominee] or to such other entity as is requested by an authorised representative of DTC), any transfer, pledge or other use of the [Class of US Note] for value or otherwise by or to any person is wrongful in as much as the registered owner hereof, [name of nominee], has an interest in this[Class of US Note].

The principal of this [Class of US Note] is payable in instalments and may be subject to charge-offs or exchange as set forth below, the Note Trust Deed and in the [Class of US Note]Conditions. Accordingly, the outstanding principal amount of this [Class of US Note]at any time may be less than the amount shown on the face of this[Class of US Note].

                       [NAME AND ABN OF ISSUER TRUSTEE]
              (a limited liability company incorporated under the law of New South Wales, Australia) in its capacity as trustee ("Issuer Trustee") of the National RMBS Trust 200[ ]-[ ] (the "Trust")

                              [CLASS OF US NOTE]

This [Class of US Note]is issued by the Issuer Trustee in an initial aggregate
principal amount of US$[        ] (the "[Class of US Notes]") and is:

(a)  constituted by a Note Trust Deed (the "Note Trust Deed") dated [         ]
     made between the Issuer Trustee, National Global MBS Manager Pty Ltd
     (ABN 36 102 668 226) ("the Global Trust Manager") and [name of Note Trustee] (the "Note Trustee"); and

(b)  issued subject to, and with the benefit of, amongst other things:

     (i)  a Master Trust Deed (the "Master Trust Deed") dated [       ] made
          between the Global Trust Manager and the Issuer Trustee [or to which the Issuer Trustee has agreed to be bound] (as amended from time to time);

     (ii) a Supplemental Deed (the "Supplemental Deed") dated [          ] made
          between National Australia Bank Limited, the Global Trust Manager, the Issuer Trustee and [name of Security Trustee] ("Security Trustee");

    (iii) a Master Security Trust Deed (the "Master Security Trust Deed")
          dated [      ] made between the Issuer Trustee [or to which the Issuer
          Trustee has agreed to be bound], the Global Trust Manager, the Note Trustee and the Security Trustee (as amended from time to time);

     (iv) the Agency Agreement ("Agency Agreement") dated [              ] made
          between the Issuer Trustee, the Note Trustee, the Global Trust Manager, [name of Principal Paying Agent, Registrar and Calculation Agent] as Principal Paying Agent,


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          [Registrar of the Class of US Notes] and Calculation Agent, [name(s)
          of Paying Agent(s)] as a Paying Agent;

     (v) a Deed of Charge dated [ ] made between the Issuer Trustee, the Security Trustee, the Global Trust Manager and the Note Trustee;

     (vi) the Note Trust Deed; and

    (vii) the [Conditions of the Class of US Notes]as set out in the Annexure to this [Class of US Note] (the "[Conditions of the Class of US Notes]").

Unless defined in this [Class of US Note], words and phrases defined in, or incorporated in, either or both of the Note Trust Deed and the [Conditions of the Class of US Notes] have the same meaning in this [Class of US Note]. Where there is any inconsistency in a definition between the Note Trust Deed and the [Conditions of Class of US Note], the Note Trust Deed prevails.

If this [Class of US Note] is a [Class of Book Entry US Note] and the Issuer Trustee is obliged to issue [Class of Definitive US Notes] under clause 3.4(a) of the Note Trust Deed, this [Class of US Note] will be exchangeable in whole upon its surrender at the offices of the [Registrar of the Class of US Notes] as specified in the [Conditions of the Class of US Notes] or notified to [Noteholders of Class of US Note] from time to time (or such other place as the Note Trustee may agree) for [Class of Definitive US Notes] and the Issuer Trustee shall execute and procure that the Note Trustee authenticates and delivers in full exchange for this [Class of US Note], [Class of Definitive US Notes] in aggregate principal amount equal to the then Invested Amount of this [Class of US Note] subject to and in accordance with clause 3.4(b) of the Note Trust Deed. The Issuer Trustee is not obliged to issue [Class of Definitive US Notes] until 30 days after the occurrence of an event set out in clause 3.4(a) of the Note Trust Deed.

The Issuer Trustee in its capacity as trustee of the Trust, subject to and in accordance with this [Class of US Note], the [Conditions of Class of US Note], the Agency Agreement, the Supplemental Deed and the Note Trust Deed, promises to pay to [name of nominee], as the registered holder of this [Class of US Note], or to registered assigns of this [Class of US Note], the principal sum of US$[ ] (or such part of that amount as may become repayable under the [Conditions of Class of US Note], the Supplemental Deed and the Note Trust
Deed) on such date(s) as the principal sum (or any part of it) becomes repayable in accordance with the [Conditions of Class of US Note], the Supplemental Deed and the Note Trust Deed and to pay interest in arrear on each Payment Date on the Invested Amount of this [Class of US Note] at rates determined in accordance with Condition [ ] of the [Conditions of Class of US Note]. The [Class of Definitive US Notes] to be issued on that exchange will be in registered form each in the denomination of US$[ ] or integral multiples thereof. If the Issuer Trustee fails to meet its obligations to issue [Class of Definitive US Notes], this shall be without prejudice to the Issuer Trustee's obligations with respect to the [Class of US Notes] under the Note Trust Deed, the Master Trust Deed, the Supplemental Deed, the Agency Agreement and this [Class of US Note].

Payments of interest on this [Class of US Note] due and payable on each Payment Date, together with the instalment of principal, if any, shall be payable in accordance with Condition 8.1 of the [Conditions of the Class of US Notes] and the Agency Agreement. If this [Class of US Note] is a [Class of Book-Entry US Note] such payments will be made to the nominee of the Depository (initially, such nominee to be [name of nominee]) and each of the persons appearing from time to time in the records of DTC as the holder of a beneficial interest in a [Class of US Note] will be entitled to receive any payment so made in respect of that [Class of US Note] only in accordance with the respective rules and procedures of DTC. Such persons will have no claim directly against the Issuer Trustee in respect of payments due on the [Class of US Notes] which must be made by the holder of this [Class of US Note], for so long as this [Class of US Note] is outstanding.

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On any payment of principal and/or interest on the [Class of US Notes] details of that payment shall be endorsed by or on behalf of the Issuer in the [Register of the Class of US Notes] and, in the case of payments of principal, the Invested Amount and the Stated Amount of the [Class of US Notes] shall be reduced for all purposes by the amount so paid and endorsed in the [Register of the Class of US Notes]. Any such record shall be prima facie evidence that the payment in question has been made.

This [Class of US Note] shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an Authorised Person or other duly appointed representatives of the Note Trustee.

This [Class of US Note] is governed by, and shall be construed in accordance with, the laws of the Australian Capital Territory, Australia.

If this [Class of US Note] is a[Class of Book Entry US Note], this [Class of US Note] is a global note.

IN WITNESS the Issuer Trustee has caused this [Class of US Note] to be signed manually by a person duly authorised on its behalf.

[NAME OF ISSUER TRUSTEE] by:



................................................
Authorised Person/duly appointed representative

IMPORTANT NOTES:

Neither the Global Trust Manager nor the Issuer Trustee is under any obligation at any time to repurchase any [Class of US Notes] from [Noteholders of Class of US Notes].

This [Class of US Note] is not a certificate of title and the [Register of the Class of US Notes] on which these [Class of US Notes] are registered is the only conclusive evidence of the title of the abovementioned person to the [Class of US Notes].

The Issuer Trustee's liability is limited in accordance with Condition 12. The Issuer Trustee issues this [Class of US Note] only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with the Trust under the Master Trust Deed, the Supplemental Deed, the Note Trust Deed, this [Class of US Note] or any other Transaction Document is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of the Assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not so satisfied because under any Transaction Document in relation to the Trust or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification out of the Assets of the Trust as a result of any fraud, negligence or breach of trust on the part of the Issuer Trustee. Subject to the terms of the Transaction Documents, the Issuer Trustee will have no liability for any act or omission of the Global Trust Manager or of any other person.

Transfers of the [Class of US Notes] must be pursuant to the annexed form of assignment and otherwise in accordance with clause [ ] of the Agency Agreement.

None of the Global Trust Manager or the National Australia Bank Limited (the "Bank") as the Seller and Servicer, or any other affiliate of the Bank or the Issuer Trustee in its personal capacity or

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as trustee of any other trust guarantees the payment or repayment of any principal, interest or other amounts owing in respect of the [Class of US
Notes].

The [Class of US Notes] do not represent deposits or other liabilities of the Bank. The holding of the [Class of US Notes] is subject to investment risk, including possible delays in payment and loss of income and principal invested. No party to the Transaction Documents for the Trust, or any affiliate of any of them, stand in any way behind the capital value and/or performance of the [Class of US Notes], or the Assets held by the Trust.

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                                  ASSIGNMENT



Social Security or taxpayer I.D., or other identifying number of assignee:

For value received, the undersigned hereby sells, assigns and transfer unto


______________________________________________________________________________
(name and address of assignee)
the within [Class of US Note] and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________, attorney to transfer said [Class of US Note] on the books kept for registration thereof, with full power of substitution in the premises.


Dated:                                                          *

                                   Signature Guaranteed:



                                   Signatures must be guaranteed by an
                                   "eligible guarantor institution" meeting the requirements of the [Class of US Note] Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the [Registrar of the Class of US Notes]in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

______________
* Note: The signatures of this assignment must correspond with the name of the registered owner as it appears on the face of the within [Class of US Note] in every particular without alteration, enlargement or any change whatsoever.


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                         CERTIFICATE OF AUTHENTICATION

This [Class of US Note] is authenticated by [name of Note Trustee] as Note Trustee and until so authenticated shall not be valid for any purpose.

[NAME OF NOTE TRUSTEE] by:

................................................
Authorised Person/duly appointed representative

Dated:       [    ]





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                                   ANNEXURE

The following, subject to amendments, are the terms and conditions of the [Class of US Notes], substantially as they will actually appear on the reverse of any [Class of US Notes]. [Class of US Notes] will initially be issued in book entry form. [Class of US Notes] in definitive form will only be issued in limited circumstances. While the [Class of US Notes] remain in book entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the [Class of US Notes] in definitive form.

1    General

The issue of the US$[ ] [Class of US Note] Mortgage Backed Floating Rate Notes due [year] ("[Class of US Notes]") the A$[ ] Class [ ] Mortgage Backed Floating Rate Notes due [year] ("[Class of Junior Notes]") [other Class/Classes of Notes] and certain Redraw Notes from time to time ("Redraw Notes") (together the "Notes") by [Name, ABN and abbreviation of Issuer Trustee] in its capacity as trustee of the National RMBS Trust 200[ ]-[ ] ("Trust") ([abbreviated name of Issuer Trustee] in such capacity, the "Issuer Trustee") was authorised by a resolution of the board of directors of [abbreviated name of Issuer Trustee] passed on [ ].

The [Class of US Notes]:

(a) are constituted by a [Class of US Note] Trust Deed ("Note Trust Deed") dated on or about [ ] made between the Issuer Trustee, National Global MBS Manager Pty Ltd ("Global Trust Manager") and [name of Note Trustee] ("Note Trustee") as trustee for the several persons who are for the time being the owners of the [Class/Classes of US Notes] (each a "[Noteholder of Class/Classes of US Notes]" and together the "[Noteholders of Class/Classes of US Notes]"); and

(b) are issued subject to, and with the direct or indirect benefit of, amongst other things:

     (i) a Master Trust Deed ("Master Trust Deed") dated [ ] made between the Global Trust Manager and [abbreviated name of Issuer Trustee] [(or to which the Issuer Trustee has agreed to be bound)] (as amended from time to time);

     (ii) a Supplemental Deed ("Supplemental Deed") dated on or about [ ] made between National Australia Bank Limited, ABN 12 004 044 937 (generally the "Bank" and in its respective capacities under the Supplemental Deed the "Seller" and the initial "Servicer"), the Global Trust Manager, the Issuer Trustee and [name and ABN of Security Trustee] ("Security Trustee");

    (iii) a Master Security Trust Deed ("Master Security Trust Deed") dated on [ ] made between the Issuer Trustee [(or to which the Issuer Trustee has agreed to be bound)], the Global Trust Manager, the Note Trustee and the Security Trustee [(or to which the Security Trustee has agreed to be bound)] (as amended from time to time) and a Deed of Charge ("Deed of Charge") dated on or about [ ] between the same parties;

     (iv) the Note Trust Deed;

     (v)  these terms and conditions ("[Conditions of the Class of US
          Notes]"); and

     (vi) the Agency Agreement (as defined below); and

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(c)  have certain defined terms, the meanings of which are contained in a
     Definitions Schedule ("Definitions Schedule") dated [      ] made between,
     amongst other parties, the Global Trust Manager, the Issuer Trustee [(or to which the Issuer Trustee has agreed to be bound)], the Bank and the Note Trustee (as amended from time to time).

Certain provisions of these [Conditions of the Class of US Notes](including the definitions herein) are summaries of the Transaction Documents (as defined in Condition 3) and are subject to the detailed provisions of the Transaction Documents, a copy of each of which may be inspected as indicated in Condition 3.

Payments of interest and principal, and the calculation of certain amounts and rates, under these [Conditions of the Class of US Notes]in respect of the
[Class of US Notes] will be made pursuant to an Agency Agreement ("Agency
Agreement") dated [     ] made between the Issuer Trustee, the Note Trustee, the
Global Trust Manager, [name of initial paying agent and calculation agent], as the initial principal paying agent and the calculation agent ("Principal
Paying Agent" and "Calculation Agent") (together with any other paying agent appointed from time to time under the Agency Agreement, "Paying Agents") and as the initial [Registrar of the Class of US Notes]("[Class of US Note] Registrar") and [name(s) of paying agent(s)] as initial paying agents.

The Issuer Trustee has entered into two ISDA Master Agreements (each a "Currency Swap Agreement") with [names of currency swap providers] (each a "Currency Swap Provider") and the Global Trust Manager, each together with a schedule and a confirmation relating thereto in respect of the [Class of US Notes] (each such confirmation documenting a "Currency Swap").

"US$" means the lawful currency for the time being of the United States of America and "A$" means the lawful currency for the time being of the Commonwealth of Australia.

2    Interpretation and Payment Calculations

2.1  Interpretation

     In these [Conditions of Class of US Note], unless the context otherwise requires:

     (a) a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation;

     (b) a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

     (c) a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time;

     (d)  words importing the singular include the plural (and vice versa);

     (e)  words denoting a given gender include all other genders; and

     (f) headings are for convenience only and do not affect the interpretation of these [Conditions of Class of US Note].

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2.2  Payment Calculations

     Except as expressly provided otherwise in these [Conditions of Class of US Note], all payments in a given currency under these [Conditions of the Class of US Notes]will be rounded to the nearest cent in that currency.

3    [Noteholders of Class of US Notes] Bound

     The [Noteholders of Class of US Notes] are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection, upon reasonable prior notice, during normal business hours on New York Business Days at the registered office for the time being of the Note Trustee (which is, at the date of these [Conditions of Class of US Note], [ ]).

     "Transaction Documents" means the Master Trust Deed insofar as it relates to the Trust, the Definitions Schedule insofar as it applies to the Trust, the Notice of Creation of Trust, the Supplemental Deed, each Support Facility, the Master Security Trust Deed insofar as it applies to the Trust, the Deed of Charge, the Dealer Agreement, the Underwriting Agreement, the Note Trust Deed, each Note, the Servicing Agreement insofar as it applies to the Trust, the Agency Agreement, the Delegation Deed, the Sale Agreement, any Offer to Sell and any other document which is agreed by the Global Trust Manager and the Issuer Trustee to be a Transaction Document in relation to the Trust.

     "Dealer Agreement", "Support Facility", "Notice of Creation of Trust", "Mortgage Insurance Policy", "Servicing Agreement", "Underwriting Agreement", "Delegation Deed", "Sale Agreement" and "Initial Offer to Sell" have the same respective meanings as in the Supplemental Deed or the Definitions Schedule, as the case may be.

4 Form, Denomination and Title of and to, and the Issue of Definitive, [Class of US Notes]

4.1  Form and Denomination

     [Insert description of notes (including form and denomination) The initial principal amount of each [Class of US Note] ("Initial Invested Amount" in relation to that [Class of US Note]) will be stated on its face.

4.2  Title

     Title to the [Class of US Notes] will only be shown on, and will only pass by registration in, the register ("[Register of the Class of US Notes]") maintained by the [Registrar of the Class of US Notes] in accordance with the Agency Agreement. [Class of US Notes] may be transferred, or may be exchanged for other [Class of US Notes] in any authorised denominations and a like Invested Amount (as defined in Condition 6.4), upon the surrender of the [Class of US Notes] to be transferred or exchanged, duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an "eligible guarantor institution" meeting the requirements of the [Class of US Note] Registrar) and the provision of such other documents as the [Registrar of the Class of US Notes] may reasonably require, to a specified office of the [Registrar of the Class of US Notes](as set out at the end of these [Conditions of the Class of US Notes]or otherwise notified to [Noteholders of Class of US Notes]) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the [Registrar of the Class of US Notes]may require payment by

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     the [Noteholder of Class of US Notes] of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of [Class of US Notes]. The [Registrar of the Class of US Notes]need not register transfers or exchanges of [Class of US Notes] for a period of 30 days preceding the due date for any payment with respect to the [Class of US Notes] or for a period, not exceeding 30 days, specified by the Note Trustee prior to any meeting, which includes [Noteholders of Class of US Notes], under the Master Trust Deed or the Master Security Trust Deed, as applicable. The Issuer Trustee, the Note Trustee, the Global Trust Manager, the Calculation Agent and each Paying Agent may accept the correctness of the [Register of the Class of US Notes] and any information provided to it by the [Registrar of the Class of US Notes]and is not required to enquire into its authenticity. None of the Issuer Trustee, the Note Trustee, the Global Trust Manager, the Calculation Agent, any Paying Agent or the [Registrar of the Class of US Notes]is liable for any mistake in the [Register of the Class of US Notes] or in any purported copy except to the extent that the mistake is attributable to (in the case of the Issuer Trustee or the Note Trustee) its own fraud, negligence or breach of trust or (in the case of the other parties) its fraud, negligence or material breach of obligation.

5 Status, Security and Relationship between the [Class of US Notes], the [Classes of Notes subordinate to the Class of US Notes] and the Redraw Notes

5.1  Status of the Securities

     The [Class of US Notes] are direct, secured (as described in Condition 5.2) limited recourse (as described in Condition 5.3) obligations of the Issuer Trustee.

     Any Redraw Notes are direct, secured, limited recourse obligations of the Issuer Trustee.

     The [Classes of Notes subordinate to the Class of US Notes] are direct, secured, limited recourse, subordinated obligations of the Issuer Trustee.

     [Insert status of further classes of Notes]

5.2  Security

     The obligations of the Issuer Trustee under the [Class of US Notes] are (amongst the other payment obligations of the Issuer Trustee comprising the Secured Moneys (as defined below)) secured, pursuant to the Master Security Trust Deed and the Deed of Charge, in favour of the Security Trustee as trustee for the Secured Creditors (as defined below), by a [fixed and floating] charge ("Charge") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Trust ("Secured Property"). The Secured Property includes an equitable interest in certain housing loans, and related mortgages, acquired by the Issuer Trustee from National Australia Bank Limited ("Seller"). The Charge is a first ranking security in the Secured Property.

     "Secured Creditors" and "Secured Moneys" have the same respective meanings as in the Deed of Charge.

5.3  Limited Recourse

     The liability of the Issuer Trustee to make interest and principal payments on the [Class of US Notes] is limited, except in certain circumstances described in Condition 12, to the

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     assets of the Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Supplemental Deed.

     The net proceeds of realisation of the assets and property of the Trust (including following an Event of Default) may be insufficient to pay all amounts due to the [Noteholders of Class of US Notes] and any other amounts ranking in priority to or equally with amounts due to the [Noteholders of Class of US Notes]. Except in the limited circumstances described in Condition 12, the assets of [abbreviated name of Issuer Trustee] held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of [abbreviated name of Issuer Trustee] held in its capacity as trustee of any other trust (including any other trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to [Noteholders of Class of US Notes].

     None of the Bank, the Global Trust Manager, the Seller, the Fixed Rate Swap Provider, the Basis Swap Provider, the Note Trustee, the Security Trustee, the Principal Paying Agent, any Paying Agent, the Calculation Agent or any Currency Swap Provider, amongst others, have any obligation to any [Noteholder of Class of US Note] for payment of any amount owed by the Issuer Trustee in respect of the [Class of US Notes].

     "Event of Default" has the meaning given to it in the Deed of Charge.

5.4  No Preference within the [Class of US Notes]

     The [Class of US Notes] rank equally and rateably and without any preference or priority among themselves.

5.5  Issue of Redraw Notes

     Under the Supplemental Deed, the Issuer Trustee is entitled to issue debt securities ("Redraw Notes") from time to time at the direction of the Global Trust Manager. If, on or prior to a Determination Date, the Global Trust Manager considers that the Principal Collections to be calculated on that Determination Date (determined prior to taking into account the proceeds of issue of any Redraw Notes on the immediately following Payment Date) are likely to be insufficient to meet in full any Redraws provided by the Seller during the preceding Collection Periods and due to be repaid or reimbursed to the Seller on the immediately following Payment Date, the Global Trust Manager may direct the Issuer Trustee to issue Redraw Notes for a principal amount specified in the direction. The Total Invested Amount (as hereinafter defined) of the Redraw Notes outstanding on any Determination Date must not exceed the amount specified by the Global Trust Manager and which is the subject of a confirmation from each Current Rating Agency that such issue will not result in the reduction, qualification or withdrawal of the then ratings assigned to the Notes.

     "Current Rating Agency", "Collection Period", "Determination Date", "Available Principal Collections", "Redraws", "Redraw Drawing", "Payment Date" and "Redraw Principal Outstanding" have the same respective meanings as in the Supplemental Deed.

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     Prior to the occurrence of an Event of Default, under the Supplemental
     Deed and the Master Security Trust Deed:

     (i) the payment of interest on the Redraw Notes will rank equally and rateably with the payment of the relevant A$ amount by the Issuer Trustee to the Currency Swap Providers which in turn will be applied to meet the payment of interest on the [Class of US Notes] as explained in Condition 6.9); and

     (ii) the repayment of principal on the Redraw Notes will rank ahead of the payment of the relevant A$ amount by the Issuer Trustee to the Currency Swap Providers which in turn will be applied to meet the repayment of principal on the [Class of US Notes] as explained in Condition 7.2).

     Following the occurrence of an Event of Default, under the Master Security Trust Deed and the Supplemental Deed the payment of amounts owing in relation to the Redraw Notes will rank rateably with the payment of amounts owing in relation to the [Class of US Notes] (the amounts owing in respect of the [Class of US Notes] will, for the purposes of determining distributions to, and allocations between, the [Noteholders of Class of US Notes] and other Secured Creditors, be converted into A$ in accordance with the Master Security Trust Deed and the Supplemental
     Deed).

5.6  Subordination of [insert relevant Notes]

     [Insert provisions detailing the ranking of the Class of US Notes in relation to the other classes of notes in the series, both prior to, and following, the occurrence of an Event of Default.]

5.7  The Securities Rank Equally Except as Provided in the Transaction
     Documents

     [The [Class of US Notes], the [Class/Classes of Notes subordinate to the Class of US Notes] and the Redraw Notes enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.]

6    Interest

6.1  Period of Accrual

6.2  [Insert methodology re calculation of period of accrual] Interest Periods

     [Insert methodology re calculation of Interest Periods]

6.3  Interest Rate for the [Class of US Notes]

     [Insert methodology re calculation of Interest Rate]

6.4  Calculation of Interest on the [Class of US Notes]

     [Insert methodology re calculation of Interest]

6.5  Determination of Interest Rate and Interest Amount

     The Calculation Agent will, as soon as practicable after [       ] (London
     time or, if applicable, New York City time) on each Rate Set Date, determine the Interest Rate in relation to the [Class of US Notes], and calculate the Interest Amount, for the immediately succeeding Interest Period in accordance with, respectively, Conditions
     6.3 and 6.4. The determination of the Interest Rate, and the calculation of the Interest Amount, by the Calculation Agent in accordance with, respectively, Conditions 6.3 and 6.4 will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

6.6  Notification and Publication of Interest Rate and Interest Amount

     The Calculation Agent will cause the Interest Rate, the Interest Amount and the Principal Amount (as defined in Condition 7.2(c)) for each Interest Period, and the date of the next Payment Date, to be notified to the Issuer Trustee, the Global Trust Manager, the Note Trustee, the Currency Swap Providers and the Paying Agents on or as soon as practical after the Calculation Agent has determined the Interest Rate and calculated the Interest Amount and will cause the same to be published in accordance with Condition 11.2 as soon as possible after that notification. The Interest Amount and the Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If following the occurrence of an Event of Default (as defined in Condition 5.3), the Security Trustee declares in accordance with the Master Security Trust Deed that the [Class of US Notes] are immediately due and payable, the Interest Rate in respect of the [Class of US Notes] will nevertheless continue to be calculated by the Calculation Agent in accordance with this Condition 6.6, but no publication of the Interest Rate so calculated needs to be made unless the Note Trustee otherwise requires.

6.7  Determination or Calculation by the Note Trustee

     If the Calculation Agent at any time for any reason does not determine the Interest Rate in respect of the [Class of US Notes], or calculate the Interest Amount, in accordance with this Condition 6, the Note Trustee will do so and each such determination or calculation by the Note Trustee will be as if made by the Calculation Agent. In doing so, the Note Trustee will apply the foregoing provisions of this Condition 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

6.8  Calculation Agent

     The Issuer Trustee will procure that, for so long as any of the [Class of US Notes] remain outstanding, there will at all times be a Calculation Agent. The Global Trust Manager may, with the prior written approval of the Note Trustee and the Issuer Trustee, terminate the appointment of the Calculation Agent at any time by giving not less than 45 days' notice in writing to, amongst others, the Calculation Agent. Notice of that termination will be given by the Issuer Trustee to the [Noteholders of Class of US Notes] in accordance with Condition 11.1. If any person is unable or unwilling to continue to act as the Calculation Agent, or if the appointment of the Calculation Agent is terminated, the Issuer Trustee, at the direction of the Global Trust Manager, will appoint a successor Calculation Agent to act as such in its place, provided that neither the resignation nor removal of the Calculation Agent will take effect:

     (a) until a successor approved by the Note Trustee and the Issuer Trustee has been appointed; and

     (b) if as a result there would cease to be Agents as required by these [Conditions of Class of US Note], [and provided further that there must at all times be a Paying Agent in relevant jurisdiction].

     Notice of the appointment of the successor shall be given by the Issuer Trustee to the [Noteholders of Class of US Notes] in accordance with Condition 11.1. The initial Calculation Agent and its specified office are set out at the end of these [Conditions of Class of US Note].

     "Agent" and "Paying Agent" have the meanings given to them in the Definitions Schedule.

6.9  Payment of the Interest Amount

     [Insert provisions re payment of Interest Amount]

7    Redemption

7.1  Final redemption of the [Class of US Notes]

     Unless previously redeemed (or deemed to be redeemed) in full, the Issuer Trustee will redeem the [Class of US Notes] at their then Stated Amount (without double counting), together with all then accrued but unpaid interest, on the Payment Date occurring in [month, year] ("Final Maturity Date").

7.2  Part Redemption of [Class of US Notes]

     [Insert provisions re part redemption of Class of US Notes]

7.3  Call Option

     The Issuer Trustee will, subject to the other provisions of this Condition 7, when directed by the Global Trust Manager (at the Global Trust Manager's option), redeem all, but not some only, of the Notes at their then Invested Amount (without double counting), subject to the following, together with all accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, on any Payment Date falling on or after the earlier of:

     (a)  the Payment Date falling in [month, year] ("Call Option Date"); and

     (b) the Payment Date on which the aggregate Outstanding Principal Balance of all Housing Loans referable to the Purchased Mortgage Loans (calculated as at the end of the immediately preceding Collection Period) is less than 10% of the aggregate Outstanding Principal Balance of all Housing Loans referable to the Purchased Mortgage Loans on the Closing Date.

     Notwithstanding the foregoing, the Issuer Trustee may redeem the Notes at their Stated Amount on a Call Option Date, instead of at their Invested Amount (without double counting), together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition 9.1) of the Noteholders.

     However, the Issuer Trustee will not redeem the Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or the Stated Amounts (without double counting), as required, of the Notes together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the

     Supplemental Deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust were enforced.

     The Issuer Trustee will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Payment Date on which a proposed redemption under this Condition 7.3 will occur to the Seller, the Note Trustee, the Principal Paying Agent, the [Class of US Note] Registrar, the Calculation Agent and the [Noteholders of Class of US Notes] in accordance with Condition 11.1.

     "Outstanding Principal Balance", "Purchased Mortgage Loans" and "Housing Loans" have the same respective meanings given to them in the Definitions Schedule.

7.4  Redemption for Taxation or Other Reasons

     If the Global Trust Manager satisfies the Issuer Trustee and the Note Trustee immediately prior to giving the notice referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer Trustee becomes subject (a "Relevant Jurisdiction") or a change in the application or official interpretation thereof, from that in effect on the Closing Date, either:

     (a) on the next Payment Date the Issuer Trustee will be required to deduct or withhold from any payment of principal or interest in respect of the Notes including corresponding payments under any Currency Swap, any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

     (b) on the next Payment Date the total amount payable in respect of interest in relation to any of the Mortgage Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer Trustee by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, and, in each case, such obligation cannot be avoided by the Issuer Trustee taking reasonable measures available to it, the Issuer Trustee must, when so directed by the Global Trust Manager (at the Global Trust Manager's option), redeem all, but not some only, of the Notes on any subsequent Payment Date at their then Invested Amount (without double counting), subject to the following, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption. Notwithstanding the foregoing, the Issuer Trustee may redeem the Notes at their Stated Amount, instead of at their Invested Amount (without double counting), together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition 9.1) of the Noteholders.

     The Global Trust Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, so redeem the Notes unless the Issuer Trustee is in a position on such Payment Date to repay in respect of the Notes their then Invested Amount or Stated Amount (without double counting), as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust was enforced.

     The Issuer Trustee will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Payment Date on which a proposed redemption under this Condition 7.4 will occur to the Note Trustee, the Seller, the Principal Paying Agent, the [Registrar of the Class of US Notes], the Calculation Agent and the [Noteholders of Class of US Notes] in accordance with Condition 11.1.

     If an event referred to in paragraph (a) of this Condition 7.4 occurs in respect of only the [Class of US Notes] (and not any other Notes) and as a result thereof the Issuer Trustee gives notice in accordance with this Condition 7.4 that it proposes to redeem all of the Notes on the Payment Date referred to in that notice, the [Noteholders of Class of US Notes] may by an Extraordinary Resolution (as defined in Condition 10.3) in accordance with the Note Trust Deed elect that they do not require the Issuer Trustee to redeem the Notes. If the [Noteholders of Class of US Notes] make such an election they (or the Note Trustee on their behalf) must notify the Issuer Trustee and the Global Trust Manager not less than 21 days before the proposed Payment Date for the redemption of the Notes. Upon receipt of such a notice, the Issuer Trustee must not so redeem the Notes.

7.5  Certification

     For the purpose of any redemption made under Condition 7.3 or 7.4, the Issuer Trustee and the Note Trustee may rely on any certificate of an Authorised Person (as defined in the Master Trust Deed) of the Global Trust Manager that the Issuer Trustee will be in a position to repay in respect of the [Class of US Notes] their then Invested Amount or Stated Amount (without double counting), as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the [Class of US Notes] as if the Deed of Charge in respect of the Trust was enforced.

7.6  Redemption on Final Payment

     Upon a final distribution being made in respect of the [Class of US Notes] under these [Conditions of the Class of US Notes] or clause 14.18 of the Supplemental Deed, the [Class of US Notes] will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid [Class of US Note] Interest Amount or any then unpaid Invested Amount, Stated Amount or other amounts in relation to the [Class of US Notes] will be extinguished in full.

7.7  Cancellation

     All [Class of US Notes] redeemed in full (or deemed to be redeemed in full) pursuant to the above [Conditions of the Class of US Notes]will be cancelled and may not be resold or reissued.

7.8  No Payment in excess of Stated Amount

     Subject to Conditions 7.3 and 7.4, no amount of principal will be paid in respect of a [Class of US Note] in excess of the Stated Amount of the [Class of US Note].

7.9 Calculation of [Class of US Note] Principal Amounts, Stated Amounts and other amounts

     (a) No later than two Business Days prior to each Payment Date, the Global Trust Manager will determine:

          (i) the amount of any [Class of US Note] Principal Amount payable in respect of each [Class of US Note] on the Payment Date;

          (ii) the Stated Amount and Invested Amount of each [Class of US Note] as at the first day of the Interest Period commencing on the Payment Date (after deduction of any [Class of US Note] Principal Amounts due to be paid in respect of such [Class of US Notes] on that Payment Date and after making any other adjustment to the Stated Amount or the Invested Amount (as the case may be) of the [Class of US Note] in accordance with these [Conditions of the Class of US Notes]on or with effect from that Payment Date); and

         (iii) the amount of the interest payment to be made on the Payment Date applicable to each [Class of US Note].

     (b) The Global Trust Manager will notify the Issuer Trustee, the Note Trustee, the Principal Paying Agent, the Calculation Agent and the [Registrar of the Class of US Notes] as soon as practical (and in any event by not later than two Business Days prior to the Payment Date, of each determination of an amount or percentage referred to in Condition 7.9(a) and will cause details of each of those determinations to be published in accordance with Condition 11.2 as soon as practical after that notification. If no [Class of US Note] Principal Amount is due to be paid on the [Class of US Notes] on any Payment Date the Global Trust Manager will cause a notice to be given in accordance with Condition 11.2 as soon as practicable (and in any event by no later than the relevant Payment Date).

     (c) If the Global Trust Manager does not at any time for any reason make one or more of the determinations referred to in Condition 7.9(a), the Calculation Agent (or, failing the Calculation Agent, the Note Trustee) must make such determinations in accordance with this Condition 7.9 (but based on the information in its possession) and each such determination will be deemed to have been made by the Global Trust Manager.

8    Payments

8.1  Method of Payment

     Any instalment on account of interest or principal payable on any [Class of US Note] which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer Trustee to the Paying Agents on the applicable Payment Date shall be paid to the person in whose name such [Class of US Note] is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the [Register of the Class of US Notes] on such Record Date.

     "Record Date" in relation to a Payment Date or any other date for any payment to be made in respect of a [Class of US Note] means the day which is the date which is 2 Business Days before a Payment Date.

8.2  Surrender on Final Payment

     Prior to a final distribution being made in respect of the [Class of US Notes] under clause 14 of the Supplemental Deed, the Note Trustee must notify the [Noteholders of Class of US Notes] on the relevant Record Date of the date upon which the Note Trustee expects that final distribution to be made and specify if that such final distribution will be payable only upon surrender of the relevant [Class of US Note] to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant [Class of US Notes] and none of the Issuer Trustee, the Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any [Noteholder of Class of US Note] as a result of any delay in payment due to a [Class of US Note] not having been surrendered in accordance with this Condition 8.2.

8.3  Paying Agents

     The initial Paying Agents and their respective specified offices are set out at the end of these [Conditions of Class of US Note].

     The Issuer Trustee, at the direction of the Global Trust Manager, may, with the prior written approval of the Note Trustee, terminate the appointment of any Paying Agent in accordance with the Agency Agreement and appoint additional or other Paying Agents, provided that notice of any termination or appointment of a Paying Agent or of any change in the office through which any Paying Agent will act will be given to the [Noteholders of Class of US Notes] in accordance with Condition 11.1.

8.4  Taxation

     All payments in respect of the [Class of US Notes] will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer Trustee or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer Trustee or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any Paying Agent nor the Note Trustee will be obliged to make any additional payments in respect of the relevant [Class of US Notes] in relation to the withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer Trustee will notify the Note Trustee, the Principal Paying Agent and the [Noteholders of Class of US Notes] in accordance with Condition 11.1, thereof.

8.5  Prescription

     A [Class of US Note] will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment of principal or interest thereon, the effect of which will be to reduce the Stated Amount of, and all accrued but unpaid interest on, that [Class of US Note] to zero. After the date on which a [Class of US Note] becomes void in its entirety, no claim can be made in respect of it.

     "Relevant Date" in respect of a [Class of US Note] means the date on which a payment in respect thereof first becomes due or (if the full amount of the moneys payable in respect of the [Class of US Notes] which is due on or before that date has not been duly received by the Principal Paying Agent or the Note Trustee on or prior to such date) the date on which the full amount of such moneys having been so received.

8.6  Notify Late Payments

     In the event of the unconditional payment to the Principal Paying Agent or the Note Trustee of any sum due in respect of the [Class of US Notes] or any of them being made after the due date for payment thereof, the Issuer Trustee will forthwith give or procure to be given notice to the [Noteholders of Class of US Notes] in accordance with Condition 11.1 that such payment has been made.

8.7  Rounding of Payments

     All payments made to [Noteholders of Class of US Notes] will be rounded down to the nearest cent.

9    Enforcement following occurrence of an Event of Default

9.1  Enforcement

     The Master Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to Condition 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Notes immediately due and payable (in which case, subject to Condition 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the [Class of US Notes] will become immediately due and payable) and enforce the Charge.

     Subject to being indemnified in accordance with the Master Security Trust Deed and to the provisions of Condition 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

     "Voting Secured Creditors" have the same respective meanings as in the Definitions Schedule.

9.2  Security Trustee may enforce Charge without direction

     After the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee must not enforce the Deed of Charge in accordance with the Master Security Trust Deed without an Extraordinary Resolution of the Voting Secured Creditors unless, in the opinion of the Security Trustee, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of those Voting Secured Creditors as a class.

9.3  Priority of payments from Proceeds from the enforcement of the Charge

     Following the enforcement of the Charge, all moneys received in connection with the Master Security Trust Deed and the Charge by the Security Trustee or by any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed and the Deed of Charge are to be applied, subject to the Master

     Security Trust Deed, in accordance with the order of priority contained in the Supplemental Deed.

9.4  Security Trustee and Note Trustee Not Liable for Loss on enforcement

     Except in the case of fraud, negligence or breach of trust (in the case of the Security Trustee) and, subject to the mandatory provisions of the Trust Indenture Act, fraud, negligence (except as specifically provided in the Trust Indenture Act), fraud, negligence or breach of trust (in the case of the Note Trustee), neither the Note Trustee or the Security Trustee is liable for any decline in the value, nor any loss realised upon any sale or other disposition made under the Master Security Trust Deed of any Secured Property or any other property which is charged to the Security Trustee in respect of or relating to the obligations of the Issuer Trustee or the [Class of US Notes] or relating in any way to the Secured Property. Without limitation, neither the Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it which, in the case of the Note Trustee, is based in good faith on advice received by it in accordance with the applicable requirements of the Note Trust Deed (and the Trust Indenture
     Act) or the Master Security Trust Deed, as the case may be. In respect of the Security Trustee only, the Security Trustee is not liable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of its powers under the Master Security Trust Deed or the Deed of Charge except to the extent caused or contributed to by any fraud, negligence or breach of trust on the part of the Security Trustee.

     "Trust Indenture Act" means the Trust Indenture Act 1939 of the United States of America as in force at the date of the Note Trust Deed.

9.5 Directions from [Noteholders of Class of US Notes] to Note Trustee following Event of Default

     If an Event of Default has occurred and is known to the Note Trustee, the Note Trustee must:

     (a) notify each [Noteholder of Class of US Note] of the Event of Default within 10 days or such shorter period as may be required by the rules of any stock exchange on which the [Class of US Notes] are listed) after becoming aware of the Event of Default, provided that, except in the case of a default in payment of principal or interest on any [Class of US Note], the Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorised officers under the Note Trust Deed in good faith determine that withholding the notice is in the interest of the [Noteholders of Class of US Notes];

     (b) if a meeting of Voting Secured Creditors is to be held under the Master Security Trust Deed, determine whether it proposes to seek directions from the [Noteholders of Class of US Notes] as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the [Noteholders of Class of US Notes]; and

     (c) vote at any meeting of Voting Secured Creditors held under the Master Security Trust Deed.

     In acting in accordance with the directions of the [Noteholders of Class of US Notes], the Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Master Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the [Class of US Notes] held by [Noteholders of Class of US Notes] who have directed the Note Trustee to vote for or against such a proposal.

     If any of the [Class of US Notes] remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the [Class of US Notes], the Note Trustee must not vote at a meeting of Voting Secured Creditors under the Master Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Secured Property unless:

     (a) a sufficient amount would be realised to discharge in full all amounts owing to the [Noteholders of Class of US Notes] in respect of the [Class of US Notes] and any other amounts owing by the Issuer Trustee to any other person ranking in priority to or with the [Class of US Notes]; or

     (b) the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Issuer Trustee (or the Security Trustee under the Master Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in paragraph (a).

     The Note Trustee need not do anything to find out if an Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Note Trustee may assume that no such event has occurred and that the Issuer Trustee and each other party to the Transaction Documents is performing all its obligations under the Note Trust Deed and the [Class of US Notes].

9.6  Only Security Trustee May Enforce Charge

     Only the Security Trustee may enforce the Charge and neither the Note Trustee nor any Noteholder of Class of US Note] (nor any other Secured Creditor) is entitled to proceed directly against the Issuer Trustee to enforce the performance of any of the provisions of the Master Security Trust Deed, the Note Trust Deed, the [Class of US Notes] or any other applicable Transaction Document, except as provided for in the Master Security Trust Deed, the Note Trust Deed, the Master Trust Deed and the Supplemental Deed. The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Secured Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

9.7  Exercise of [Noteholder of Class of US Note] Rights by Note Trustee

     The rights, remedies and discretions of the [Noteholders of Class of US Notes] under the Note Trust Deed and the Master Security Trust Deed, including all rights to vote or to give an instruction or consent, can only be exercised by the Note Trustee on behalf of the

     [Noteholders of Class of US Notes] in accordance with the Note Trust Deed and the Master Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the [Noteholders of Class of US Notes] from time to time and need not inquire whether any such instructions or directions are in accordance with the Note Trust Deed, whether the Note Trustee or the [Noteholders of Class of US Notes] from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee.

10 Meetings of Voting Secured Creditors, directions of [Noteholders of Class of US Notes], modifications, consents, waivers and indemnities

10.1 Meetings of Voting Secured Creditors

     The Master Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Master Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the [Class of US Notes] immediately due and payable and/or to enforce the Charge.

10.2 Directions of [Noteholders of Class of US Notes]

     Under the Note Trust Deed the Note Trustee may seek directions from the [Noteholders of Class of US Notes] from time to time, including following the occurrence of an Event of Default. The Note Trustee shall not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of [Noteholders of Class of US Notes] in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the [Noteholders of Class of US Notes].

     If the Note Trustee is entitled under the Master Trust Deed or the Master Security Trust Deed to vote at any meeting on behalf of [Noteholders of Class of US Notes], the Note Trustee must vote in accordance with the directions of the [Noteholders of Class of US Notes] and otherwise in its absolute discretion. In acting in accordance with the directions of [Noteholders of Class of US Notes], the Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the [Class of US Notes] held by [Noteholders of Class of US Notes] who have directed the Note Trustee to vote for or against that proposal.

10.3 Amendments to Note Trust Deed and [Class of US Notes]

     Pursuant, and subject, to the Note Trust Deed and subject to any approval required by law, the Note Trustee, the Global Trust Manager and the Issuer Trustee may together agree, without the consent or sanction of any [Noteholder of Class of US Note], by way of supplemental deed to alter, add to or revoke (each a "modification") any provision of the Note Trust Deed or the [Class of US Notes] (including these [Conditions of Class of US Note]) so long as such modification is not a Payment Modification (as defined below) and such modification in the opinion of the Note Trustee:

     (a) is necessary or expedient to comply with the provisions of any statute or regulation or with the requirements of any governmental agency;

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                                                                              23


     (b) is made to correct a manifest error or ambiguity, or is to correct inconsistency between the provisions of any Transaction Document and the description of the provisions thereof in the related prospectus, or is of a formal, technical or administrative nature only;

     (c) is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, a modification which is in the opinion of the Note Trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Trust or the trust constituted under the Note Trust Deed); or

     (d)  and the Issuer Trustee is otherwise desirable for any reason and:

          (i) is not in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of [Noteholders of Class of US Notes]; or

          (ii) if it is in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of [Noteholders of Class of US Notes], the consent of an Extraordinary Resolution of the [Noteholders of Class of US Notes] to the alteration, addition or resolution has been obtained. For the purpose of determining whether there has been an Extraordinary Resolution of the [Noteholders of Class of US Notes] consenting to an alteration, addition or revocation, [Class of US Notes] which are beneficially owned by the Issuer Trustee or the Global Trust Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer Trustee or the Global Trust Manager, shall be disregarded.

     The Global Trust Manager must give the Current Rating Agencies (as defined in the Supplemental Deed) 5 Business Days' prior notice of any such modification. The Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of [Noteholders of Class of US Notes] if each of the Current Rating Agencies confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the [Class of US Notes] by that Current Rating Agency.

     Pursuant to the Note Trust Deed, the Note Trustee may concur with the Issuer Trustee and the Global Trust Manager in making or effecting any Payment Modification if and only if the consent has first been obtained of each [Noteholder of Class of US Note] to such Payment Modification.

     Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Issuer Trustee to the [Noteholders of Class of US Notes] in accordance with Condition 11.1 as soon as reasonably practicable after the modifications have been made.

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                                                                              24


     "Payment Modification" means any alteration, addition or revocation of any provision of the Transaction Documents or the [Class of US Notes] (including the [Conditions of Class of US Note]) which modifies:

     (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the [Class of US Notes] including, without limitation, any modification to the Stated Amount, Invested Amount, Interest Rate or Final Maturity Date in respect of the [Class of US Notes] or to Conditions 6.9 and 7.2 or which would impair the rights of [Noteholders of Class of US Notes] to institute suit for enforcement of such payment on or after the due date for such payment;

     (b) the definition of the term "Extraordinary Resolution", clause 21.4 of the Note Trust Deed or the circumstances in which the consent or direction of a Special Majority of [Noteholders of Class of US Notes] is required;

     (c)  clause 14.18 of the Supplemental Deed; or

     (d) the requirements for altering, adding to or revoking any provision of the Note Trust Deed or the [Class of US Notes] (including the [Conditions of Class of US Note]).

     "Extraordinary Resolution" has the meaning given in the Definitions
     Schedule.

10.4 Waivers, etc.

     The Security Trustee may, in accordance with the Master Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or ignore any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if such action, in its opinion, will not be prejudicial to the interests of the Secured Creditors.

     The Note Trustee may, without the consent of the [Noteholders of Class of US Notes] and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the [Noteholders of Class of US Notes] will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer Trustee of the Note Trust Deed or these [Conditions of the Class of US Notes] provided that the Note Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10.1. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination shall be binding on the [Noteholders of Class of US Notes] and, if the Note Trustee so requires, will be notified to the [Noteholders of Class of US Notes] as soon as practicable.

10.5 Indemnification and Exoneration of the Note Trustee and the Security
     Trustee

     The Note Trust Deed and the Master Security Trust Deed contain provisions for the indemnification of the Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the [Class of US Notes] unless indemnified to their satisfaction. Each of the Note Trustee and the Security Trustee is entitled, subject in the case of the Note Trustee to the mandatory provisions of the Trust Indenture Act, to

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                                                                              25


     enter into business transactions with the Issuer Trustee and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

     Subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Secured Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account (as defined in the Supplemental Deed) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence or breach of trust of the Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Master Security Trust Deed except for fraud, negligence or breach of trust.

     Except in the case of fraud, negligence (except as specifically provided in the Trust Indenture Act) or breach of trust, and subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee may act on the opinion or advice of, or information obtained from, any expert (including any lawyer, valuer, banker, broker, accountant, credit rating agency or lead manager) and shall not be responsible to anyone for any loss occasioned by so acting to the extent it complies with any applicable requirements of the Note Trust Deed or the Trust Indenture Act.

     Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Note Trustee will not be liable to any [Noteholders of Class of US Notes], amongst others, for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error which is not a manifest error or is not authentic.

11   Notices

11.1 General

     Subject to Condition 11.2, all notices, other than notices given in accordance with the following paragraph and Condition 11.3, to [Noteholders of Class of US Notes] will be deemed given if in writing and mailed, first-class, postage prepaid to each [Noteholder of Class of US Note], at his or her address as it appears on the [Register of the Class of US Notes], not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to [Noteholders of Class of US Notes] is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular [Noteholder of Class of US Note] will affect the sufficiency of such notice with respect to other [Noteholders of Class of US Notes], and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

     A notice may be waived in writing by the relevant [Noteholder of Class of US Note], either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by [Noteholders of Class of US Notes] will be filed with the Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

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                                                                              25


     Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

     In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to [Noteholders of Class of US Notes] when such notice is required to be given, then any manner of giving such notice as the Issuer Trustee directs the Note Trustee will be deemed to be a sufficient giving of such notice.

     In addition to the above, notices to the [Noteholders of Class of US Notes] shall be valid if published in a leading daily newspaper in [relevant jurisdictions]. It is expected that publication will be made in [relevant jurisdictions]. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

11.2 Book-Entry Notes

     Unless and until the [Class of Definitive US Notes] have been issued in definitive form, whenever a notice or other communication to the [Noteholders of Class of US Notes] is required under the Note Trust Deed or any other Transaction Document all such notices and communications must be given to The Depositary Trust Company and are not required to be given to the beneficial owners of the [Class of US Notes]. Any such notice given to the Depository Trust Company shall also be published in accordance with the requirements set forth in the last paragraph of Condition 11.1.

     "[Class of Definitive US Note]" has the same meaning as in the Supplemental Deed.

11.3 [Class of US Note] Information

     Any notice specifying a Payment Date, an Interest Rate in relation to the [Class of US Notes], an Interest Amount, a [Class of US Note] Principal Amount (or the absence of a [Class of US Note] Principal Amount), an Invested Amount, a Stated Amount or any other matter permitted to be given in accordance with this Condition 11.3, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the Electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Note Trustee in writing and notified to [Noteholders of Class of US Notes] pursuant to Condition 11.1 (the "Relevant Screen"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with Condition 11.1.

12   Limitation of liability of the Issuer Trustee

     (a) The Issuer Trustee enters into each Transaction Document, and issues the [Class of US Notes], only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with the [Class of US Notes], a Transaction Document or the Trust is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of the assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of any Transaction Document (other than paragraph (c) below) and extends to all

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                                                                              27


          liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to a Transaction Document, the [Class of US Notes] or the Trust.

     (b) In relation to the Trust, no person (including, without limitation, any Unitholder or Secured Creditor other than the Issuer Trustee) may sue the Issuer Trustee in any capacity other than as trustee of the Trust including seeking the appointment of a receiver (except in relation to the assets of the Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the assets of the Trust).

     (c) The provisions of this Condition 12 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed or the Supplemental Deed or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification out of the assets of the Trust as a result of the Issuer Trustee's fraud, negligence or breach of trust.

     (d) It is acknowledged that the Relevant Parties (as defined in the Definitions Schedule) are responsible under the Transaction Documents in relation to the Trust for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations or breach of a representation or warranty under any Transaction Document or the [Class of US Notes]) will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by a Relevant Party or any other person who provides services in respect of the Trust to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person regardless of whether or not the act or omission is purported to be done on behalf of the Issuer Trustee.

     (e) No attorney, agent, receiver or receiver and manager appointed in accordance with any Transaction Document has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any liability in excess of that contemplated under this Condition 12, and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of paragraph (c).

     (f) The Issuer Trustee is not obliged to do anything or refrain from doing anything under or in connection with these [Conditions of the Class of US Notes]or any other Transaction Document (including incur a liability) unless the Issuer Trustee's liability is limited in the same manner as set out in this Condition 12.

13   Governing law

     The Notes and the Transaction Documents (other than the Underwriting Agreement and the Mortgage Insurance Policy) are governed by, and will be construed in accordance with, the laws of the Australian Capital Territory of the Commonwealth of Australia. Each of the Issuer Trustee and the Global Trust Manager has in the Note Trust Deed irrevocably agreed for the benefit of the Note Trustee and the [Noteholders of Class of US Notes] that the courts of the Australian Capital Territory are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Note Trust Deed and the [Class of US Notes].

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                                                                              28


                                    Agents

     Principal Paying Agent and                 [Name and address of agent]
     Calculation Agent:

     [Class of US Note] Registrar:              [Name and address of agent]


     Paying Agent:                              [Name and address of agent]